Contact:      Robin Cohan                                 Symbol:  TSIC
              Chief Financial Officer                     Traded:  Nasdaq National Market
              & Treasurer
              Tropical Sportswear Int'l Corporation
              Tel: (813) 249-4900
              Fax: (813) 881-0627

FOR IMMEDIATE RELEASE

Tropical Reports Second Quarter Fiscal 2004 Results
and Operating Income

TAMPA,  Florida,  April 26, 2004 -Tropical  Sportswear Int'l  Corporation  ("TSI") (Nasdaq:  TSIC) announced today its second quarter fiscal 2004 results.

Net sales for the  second  quarter of fiscal  2004 were $93.8  million as  compared  with  $112.7  million in the same period  last year.  The Company had net income for the second  quarter of fiscal  2004 of $4.0  million,  or $0.36 per diluted  share as compared  with net income for the second  quarter of fiscal 2003 of  $638,000,  or $0.06 per diluted share.  Gross  margin for the second  quarter of fiscal  2004 was $22.4  million,  or 23.9% of net sales,  as compared with gross margin of $23.0 million, or 20.4% of net sales for the same period last year.

Operating  income for the second  quarter of fiscal 2004 was $7.9  million as compared  with $2.8  million in the same period  last  year.  Selling,  general  and  administrative  expenses  in the second  quarter of fiscal  2004 are $2.9 million less than the same period last year.  Other income of $2.8  million  recorded in the second  quarter of fiscal
2004, is composed of a $3.5 million gain on the sale of the Company's unoccupied  administration  building,  offset in part by $722,000 of costs related to the phase out of the Tampa,  Florida cutting operations,  consisting primarily of asset  writedowns  and  losses  on the  sale of  machinery  and  equipment.  The net  proceeds  from  the  sale of the administration  building were $9.2 million,  of which approximately $5.5 million was used to pay down borrowings under the  Company's  revolving  credit line,  and $3.7 million was used to pay down  borrowings  under the  Company's  real estate loan.

Net sales for the first six months of fiscal 2004 were $171.2  million as  compared  with $211.8  million for the same period  last year.  The Company  incurred a net loss for the first six months of fiscal 2004 of $6.5  million or $0.58 per  diluted  share,  compared  with a net loss of $4.4  million or $0.40 per  diluted  share for the same period last year.  Gross  margin for the first six months of fiscal  2004 was $33.9  million,  or 19.8% of net sales,  as compared with $43.8 million, or 20.7% of net sales for the same period last year.

Operating  income for the first six months of fiscal 2004 was $1.4 million as compared with an operating  loss of $2.5 million in the same  period  last year.  Selling,  general  and  administrative  expenses  for the first six months of fiscal  2004 are $7.3  million  less than the same period last year.  Other  income of $2.8  million for the first six months of fiscal 2004 is discussed  above.  Other  charges of $3.8 million  recorded in the first six months of fiscal
2003  related to a  separation  agreement  with the  Company's  former chief  executive  officer,  offset in part by a reduction of estimated costs related to the consolidation and reorganization of the Company's Savane(R)division.

Michael  Kagan,  CEO,  commented,  "We are beginning to see the benefits of our cost cutting  efforts as our operating expenses  continue to drop.  The transfer of our Tampa,  Florida  cutting  operations to  contractors in the Dominican
Republic and Honduras has been  successfully  completed.  Inventories  declined by $45 million from the same time last year and are more in line with  customer  orders.  Asset  management,  along  with the  continued  focus on  inventory reduction,  are  generating  the cash that we believe is necessary to fund the ongoing  operations of the business and support the turnaround efforts."

Richard  Domino,  President,  commented,  "As we near the Fall  shipping  season,  we are in  position  to launch  our marketing programs that are expected to raise consumer awareness of the Savane(R)brand."

The  Company's   most  current   releases  may  be  viewed  on  the   Worldwide  Web  at  the  Company's   website  at
www.tropicalsportswear.com.

On April 27, 2004 at 9:00 am (EDT),  the Company will host a conference  call to discuss the second  quarter  results.
The dial in number is (719) 457-2650.  For those who cannot listen to the live  broadcast,  a replay will be available for one week after the call. To listen to the replay, call (719) 457-0820 and enter pass code 261194.

The call will also be broadcast live over the Internet via  www.viavid.net  or  www.tropicalsportswear.com.  For those who are  unavailable to listen to the live broadcast,  a replay will be available  shortly after the call on the above web site for one week.

TSI is a designer,  producer and marketer of high-quality  branded and retailer  private branded apparel products that are sold to major  retailers in all levels and channels of  distribution.  Primary  product lines  feature  casual and dress-casual pants, shorts,  denim jeans,  and woven and knit shirts. Major owned brands include Savane(R),  Farah(R),
Flyers(TM), The Original Khaki Co.(R), Bay to Bay(R), Two Pepper(R), Royal Palm(R), Banana Joe(R), and Authentic Chino
Casuals(R).  Licensed  brands  include  Bill Blass(R) and Van  Heusen(R).  Retailer  national  private  brands that we produce include Puritan(R), George(TM),  Member's Mark(R), Sonoma(R),  Croft & Barrow(R), St. John's Bay(R), Roundtree
& Yorke(R),  Geoffrey Beene(R), Izod(R),  and White Stag(R). TSI  distinguishes  itself  by providing  major retailers with comprehensive brand management programs and uses advanced technology to provide retailers with customer,  product and market analyses,  apparel design, and merchandising consulting and inventory forecasting with a focus on return on investment.

This press release contains  forward-looking  statements,  which are subject to the safe harbor created by the Private
Securities  Litigation  Reform Act of 1995.  Management  cautions  that these  statements  represent  projections  and estimates of future  performance  and involve  certain risks and  uncertainties.  The Company's  actual  results could differ  materially  from those  anticipated  in these  forward-looking  statements  as a result of factors  including, without  limitation,  potential  negative effects  resulting from fluctuating  inventory  levels;  potential  negative effects  resulting  from the  sale of  excess  inventory  at  reduced  prices;  potential  negative  effects  from the termination  of the  Victorinox(R)license  agreement and the  transition of this business to Swiss Army Brands,  Inc.;
restrictions  and  limitations  placed on us by our debt  instruments;  potential  negative  effects of loan agreement covenant violations,  should any occur; potential negative effects resulting from changes in management;  expectations and beliefs with respect to the turnaround  efforts that may not be achieved;  potential  negative  effects  resulting from the sale of the  administration  building in Tampa;  potential  negative  effects  resulting from the shareholder claims  against the Company;  potential  negative  effects from  reducing  personnel  and not  realizing the estimated savings;  potential  negative  effects from  transitioning  the Company's  cutting  operations from Tampa,  Florida to contractors  in the  Dominican  Republic  and  Honduras;  expectations  and beliefs  with  respect to brand  strategy, research,  repositioning, and creative development for the Savane(R)brand that may not be achieved; potential negative effects from  terminating  certain  executive  officers and entering into separation  agreements with them;  potential negative  effects from general  economic  conditions,  including but not  necessarily  limited to,  recession or other cyclical effects  impacting our customers in the US or abroad,  changes in interest rates or currency  exchange rates;
potential changes in demand in the retail market;  reduction in the level of the consumer  spending;  the availability and price of raw  materials  and global  manufacturing  costs and  restrictions;  increases  in costs;  the  continued
acceptance  of the  Company's  existing  and new  products  by its major  customers;  the  financial  strength  of the
Company's major  customers;  the ability of the Company to continue to use and the Company's  existing and prospective customer's  continued  acceptance of certain licensed  trademarks  and  tradenames,  including  Bill Blass(R), and Van
Heusen(R);  business disruptions and costs arising from acts of terrorism or military activities around the globe; and
other risk  factors  listed from time to time in the  Company's  reports  (including  its Annual  Report on Form 10-K)
filed with the U.S. Securities and Exchange  Commission.  In addition,  the estimated financial results for any period do not  necessarily  indicate  the results  that may be expected  for any future  period,  and the Company  assumes no obligation to update them.

                                            - FINANCIAL TABLES TO FOLLOW -

                                        Tropical Sportswear Int'l Corporation

                                   Condensed Consolidated Statements of Operations
                                (amounts in thousands except share and per share data)

                                                     Three Months Ended                    Six Months Ended
                                             -----------------------------------   ----------------------------------
                                                April 3,           March 29,           April 3,         March 29,
                                                  2004               2003                2004              2003
                                             ----------------   ----------------   -----------------  ---------------

Net sales                                            $93,823           $112,725            $171,150         $211,766
Cost of goods sold                                    71,374             89,696             137,290          167,943
                                             ----------------   ----------------   -----------------  ---------------
Gross profit                                          22,449             23,029              33,860           43,823
Selling, general and administrative
expenses                                              17,342             20,273              35,255           42,577
Other                                                (2,782)                 --             (2,782)            3,752
                                             ----------------   ----------------   -----------------  ---------------
Operating income (loss)                                7,889              2,756               1,387          (2,506)

Other expenses:
Interest, net                                          3,908              2,808               7,346            5,697
Other, net                                             (282)            (1,003)                (55)          (1,094)
                                             ----------------   ----------------   -----------------  ---------------
                                                       3,626              1,805               7,291            4,603

Income (loss) before income taxes                      4,263                951             (5,904)          (7,109)
Provision (benefit) for income taxes                     294                313                 558          (2,729)
                                             ----------------   ----------------   -----------------  ---------------
Net income (loss)                                     $3,969               $638            ($6,462)         ($4,380)
                                             ================   ================   =================  ===============

Basic earnings (loss) per share                        $0.36              $0.06             ($0.58)          ($0.40)
                                             ================   ================   =================  ===============

Weighted average number of shares
      used in the calculation - Basic             11,055,000         11,040,000          11,055,000       11,040,000

Diluted earnings (loss) per share                      $0.36              $0.06             ($0.58)          ($0.40)
                                             ================   ================   =================  ===============

Weighted average number of shares
     used in the calculation - Diluted            11,060,000         11,068,000          11,055,000       11,040,000

                                        Tropical Sportswear Int'l Corporation

                                        Condensed Consolidated Balance Sheets
                                                (amounts in thousands)

                                                                                April 3,         September 27,
                                                                                  2004                2003
                                                                            -----------------   -----------------
                    ASSETS

          Current assets:
             Cash and marketable securities                                         $ 5,957             $  4,485
             Accounts receivable                                                     65,470               64,355
             Inventories                                                             51,701               73,293
             Prepaid expenses and other current assets                               11,639               11,001
             Assets held for sale                                                        --                6,597
                                                                            -----------------   -----------------
                         Total current assets                                       134,767              159,731

          Property & equipment, net                                                  31,881               34,902
          Trademarks                                                                 12,914               12,936
          Other assets                                                                6,377                6,710
                                                                                                -----------------
                                                                            -----------------
                         Total assets                                              $185,939             $214,279
                                                                            =================   =================

                    LIABILITIES AND SHAREHOLDERS' EQUITY

          Current liabilities
             Accounts payable and accrued expenses                                 $ 31,161             $ 48,522
             Revolving credit line                                                   23,256               25,685
             Current portion of long-term debt and capital leases                     1,802                1,964
                                                                            -----------------   -----------------
                         Total current liabilities                                   56,219               76,171

          Long-term debt and capital leases                                         105,038              107,772
          Other non-current liabilities                                               7,333                7,585
                                                                            -----------------   -----------------
                          Total liabilities                                         168,590              191,528

          Shareholders' equity:
             Preferred stock                                                              -                    -
             Common stock                                                               111                  111
             Additional paid in capital                                              88,575               88,575
             Retained earnings (deficit)                                           (65,079)             (58,617)
             Accumulated other comprehensive loss                                   (6,258)              (7,318)
                                                                            -----------------   -----------------
                         Total shareholders' equity                                  17,349               22,751
                                                                            -----------------   -----------------

                         Total liabilities and shareholders' equity                $185,939             $214,279
                                                                            =================   =================